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                       STOCKHOLDERS AGREEMENT



                                among



                    DIAMOND BRANDS INCORPORATED,

                 SEAVER KENT - TPG PARTNERS, L.P.,

                   SEAVER KENT I PARALLEL, L.P.,

                                and

                         NARESH K. NAKRA

                                and

                   THE STOCKHOLDERS NAMED HEREIN

            ---------------------------------------------
                     Dated as of April 21, 1998

           ----------------------------------------------



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


                       STOCKHOLDERS AGREEMENT


           STOCKHOLDERS AGREEMENT, dated as of April 21, 1998 (this "Agreement"), among Diamond Brands Incorporated, a Minnesota corporation (the "Company"), Seaver Kent - TPG Partners, L.P., a Delaware limited partnership ("SK-TPG Partners"), Seaver Kent I Parallel, L.P., a Delaware limited partnership ("SK Parallel" and, together with SK-TPG Partners, "SKC"), and Naresh K. Nakra and each of the parties listed on Exhibit A hereto (each, a "Rollover Stockholder" and collectively the "Rollover Stockholders") and each of the parties listed on Exhibit B hereto (each, along with Naresh K. Nakra and each Rollover Stockholder, an "Investor" and collectively, the "Investors").

           WHEREAS, as of the date hereof, each of SKC and the Investors owns the securities of the Company as set forth on Exhibit C hereto; and

           WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for certain other rights under certain conditions.

           NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

           "Affiliate" of any Person means such Person's spouse and descendants and any trust solely for the benefit of such Person and/or such Person's spouse and/or descendants and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New
York are authorized or required by law or executive order to close.

           "Commission" means the Securities and Exchange
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

           "Common Stock" means Common Stock, par value $.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

           "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

           "Initial Public Offering" means the Company's initial
Public Offering resulting in net proceeds to the Company of at least $50 million.

           "Involuntary Transfer" means any transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States

Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

           "Involuntary Transferee" has the meaning assigned such term in Section 3.3.1.

           "New Issuance" has the meaning assigned such term in
Section 3.4.

           "Offered Securities" has the meaning assigned such term in Section 3.1.1.

           "Offering Notice" has the meaning assigned such term in Section 3.1.1.

           "Offer Price" has the meaning assigned such term in
Section 3.1.1.

           "Permitted Transferees" has the meaning assigned such term in Section 2.2.

           "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

           "Public Offering" means any offer for sale of Common
Stock pursuant to an effective Registration Statement filed under the Securities Act, other than on a Form S-4 or Form S-8.

           "Registration Statement" means a registration statement filed pursuant to the Securities Act.

           "Rightholder" has the meaning assigned such term in
Section 3.2.1.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

           "Selling Stockholder" has the meaning assigned such term in Section 3.1.1.

           "Series A Preferred Stock" has the meaning assigned such term in the recitals to this Agreement.

           "Shares" means, with respect to each holder of Common Stock, all shares, whether now owned or hereafter acquired, of Common Stock owned thereby; provided, however, that for the purposes of any computation of the number of Shares either outstanding or held by any Stockholder or otherwise to be determined pursuant hereto, including for purposes of voting in
Section 4.1 the shares of Common Stock issuable upon conversion, exercise or exchange of all securities or obligations which are by their terms convertible into shares of Common Stock and any option, warrant or other subscription or purchase right with respect to Common Stock shall be deemed outstanding whether or not such conversion, exercise or exchange has actually been effected.

           "Stockholders" shall mean SK-TPG Partners, SK Parallel, the Investors and any transferee thereof or other holder of capital stock of the Company who has agreed to be bound by the terms and conditions of this Agreement in accordance with
Section 2.4, and the term "Stockholder" shall mean any such Person.

           "SK Transferee" has the meaning assigned such term in
Section 3.2.1.

           "Third Party Purchaser" has the meaning assigned such term in Section 3.1.1.

           "transfer" has the meaning set forth in Section 2.1.


     2.    Restrictions on Transfer of Shares.

           2.1. Limitation on Transfer. No Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement; provided, however, that any transferee obtaining any interest in or right to vote such Shares hereunder shall agree to be bound by this Agreement and shall comply with Section 2.4. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such transfer.

           2.2. Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, each of the Stockholders may transfer Shares in accordance with this Section 2.2 (the Persons to whom the Stockholders may so transfer Shares are referred to hereinafter as "Permitted Transferees").

                2.2.1. Transfers by SKC. At any time, SKC may, subject to Section 3.2, transfer Shares to any Person.

                2.2.2. Transfers by Investors. At any time, each Investor may (subject to Sections 2.3 and 2.4), transfer Shares to any of their respective Affiliates, any other Investor, to SKC or to a successor trust to such Investor which has the same beneficiaries. At any time, each Investor may, subject to Section 3.1, transfer Shares to any Person.

                2.3. Permitted Transfer Procedures. If any Stockholder wishes to transfer Shares to a Permitted Transferee under this
Section 2, such Stockholder shall give notice to the Company of its intention to make any transfer permitted under this Section 2 not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted
Transferee to whom such transfer is proposed and the number of Shares proposed to be transferred to such Permitted Transferee.

               2.4. Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or
Section 3 unless (a)
the Permitted Transferee has agreed in writing to be bound by the terms and conditions of this Agreement, (b) the transfer complies in all respects with the applicable provisions of this Agreement, and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company in its reasonable judgment, an opinion of counsel, for such transferring
Stockholder shall be supplied to the Company at such transferring Stockholder's expense, to the effect that such transfer complies with the applicable federal and state securities laws; provided, however, that no such opinion shall be required with respect to a transfer to a successor trust to an Investor which has the same beneficiaries. Any attempt to transfer any Shares or rights hereunder in violation of this Agreement shall be null and void ab initio and the Company shall not register such transfer. Upon becoming a party to this Agreement, a Permitted Transferee shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as its predecessor hereunder only to the extent that this Agreement specifically states that such Permitted Transferee shall enjoy the particular right or be subject to the particular obligation of its predecessor, as the case may be.

     3.    Proposed Voluntary Transfers.

                3.1. Proposed Voluntary Transfers by an Investor.

                     3.1.1. Offering Notice. If an Investor (a
      "Selling Stockholder") wishes to sell or otherwise transfer all or any portion of its Shares to any Person (other than to a Permitted Transferee that is an Affiliate thereof) (a "Third Party Purchaser"), such Selling Stockholder shall offer such Shares first to the Company by sending written notice (the "Offering Notice") to the Company, which shall state (a) the number of Shares proposed to be sold or otherwise transferred (the "Offered Securities") and (b) the proposed purchase price per Share which the Selling Stockholder is willing to accept (the "Offer Price"). Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived by the Company or shall have expired under Section 3.1.2.

                     3.1.2. The Company's Option. For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1.1 (the "Option Period"), the Company or its designee shall have the right to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice.

                     3.1.3. Exercise of Option. The option of the Company under Section 3.1.2 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to in Section 3.1.2, to the Selling Stockholder with a copy to the other stockholders. The failure of the Company to respond within such 15-day period to the Selling Stockholder shall be deemed to be a waiver of its rights under Sections 3.1.1 and 3.1.2.

                     3.1.4. Closing of the Sale to the Company (or its designee). If the Company exercises its option under Section 3.1.2, the closing of the purchase of Offered Securities by the Company (or its designee) under Section 3.1.2 shall be held at the principal office of the Company at 11:00 a.m., local time, on the 45th day after the giving of the Offering Notice pursuant to Section 3.1.1 or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver to the Company (or its designee) certificates representing the

      Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any liens, claims, options, charges, encumbrances or rights (other than those arising hereunder), and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company (or its designee purchaser) shall deliver at the Closing to the Selling Stockholder payment in full in immediately available funds for the Offered Securities purchased by it. At such Closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                3.1.5. Sale to Third Party Purchaser. Unless the Company elects to purchase all of the Offered Securities pursuant to Section 3.1.2, the Selling Stockholder may sell the offered securities to the Third Party Purchaser at a price per Share equal to the Offer Price set forth in the Offering Notice and otherwise on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days of the earlier of the waiver by the Company of its option to purchase the Offered Securities or the expiration of the Option Period (the earlier of such dates being referred to herein as the "Contract Date"); and provided, further, that there is full compliance with Section 2.4.

If such sale is not consummated within forty-five (45) days of the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company in accordance with this Section 3.1.

      3.2. Proposed Voluntary Transfers by SKC; Tag Along Right and Bring Along Right.

                3.2.1. Tag Along Right.

                     (a) If SKC shall have received a bona fide offer from (or shall have entered into a bona fide written agreement with) a Person or Persons that is not an Affiliate of SKC (each, a "SKC Transferee") to purchase greater than 10% of SKC's Shares in the aggregate in a transaction or series of substantially contemporaneous transactions, then SKC shall send written notice to the Stockholders and their respective Permitted Transferees (each, a "Rightholder") which shall state (i) the number of Shares proposed to be sold or otherwise transferred to the SKC Transferees (the "SKC Offered Securities"), (ii) the proposed purchase price per Share to be paid by the SKC Transferees, (iii) the name of the SKC Transferees and (iv) the projected closing date of the sale or transfer of the SKC Offered Securities, which in no event shall be prior to fifteen (15) days after the giving of such written notice to each Rightholder and (v) that SKC shall sell or otherwise transfer the SKC Offered Securities subject to the rights of each Rightholder contained in this
      Section 3.2.1.

                    (b) For a period of fifteen (15) days after the giving of the notice pursuant to clause (a) above, each Rightholder shall have the right to sell to the SKC Transferees that number of Shares held by such Rightholder equal to that percentage of the SKC Offered Securities determined by multiplying (i) the number of SKC Offered Securities by (ii) a fraction derived by dividing (x) the total number of Shares then owned by such Rightholder, by
      (y) the total number of

     Shares owned by all holders of Common Stock participating in the sale to the SKC Transferees (including the Shares owned by SKC, such Rightholder and all other Rightholders). To the extent that such Rightholder exercises its right to sell Shares pursuant to this Section 3.2.1, the number of Shares of SKC Offered Securities to be sold to the SKC Transferees by SKC shall be reduced proportionately.

                     (c) The rights of each Rightholder under this Section 3.2.1 shall be exercisable by delivering written notice thereof, prior to the expiration of the 15-day period referred to in clause (b) above, to SKC with a copy to the Company. The failure of such Rightholder to respond within such period to SKC shall be deemed to be a waiver of its rights, as the case may be, under Section 3.1.2.

                3.2.2. Bring Along Right. If SKC shall have received a bona fide offer from a SKC Transferee to purchase all of its Shares, then SKC shall have the right to deliver a written notice (a "Buyout Notice") to each Stockholder which shall state (i) that SKC proposes to effect such transaction, (ii) the proposed purchase price per Share to be paid by the SKC Transferee, and (iii) the name of the SKC Transferee, and which attaches a copy of any written agreement between SKC and the other parties to such transaction which establishes the terms of such transaction. Each such Stockholder agrees that, upon receipt of a Buyout Notice, each such Stockholder shall be obligated to sell all of its Shares upon the same terms and conditions of such transaction applicable to SKC, unless such sale would result in a violation of applicable laws or regulations (and otherwise take all necessary action to cause consummation of the proposed transaction, including voting such Shares in favor of such transaction); including, without limitation the same per Share consideration as received by SKC.

      3.3.      Involuntary Transfers.

                3.3.1. Rights of First Offer Upon Involuntary Transfer. If an Involuntary Transfer of any Shares (the "Transferred Shares") owned by an Investor or its Permitted Transferees shall occur, the Company (or its designee) shall have the same rights as specified in Section 3.1.3 with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder; provided, however, that (a) the time periods shall run from the date of receipt by the Company of notice of the Involuntary Transfer and (b) such rights shall be exercised, as set forth in Section 3.3.2, by notice to the involuntary transferee of such Transferred Shares (the "Involuntary Transferee") rather than to the Stockholder who suffered or will suffer the Involuntary Transfer.

                3.3.2. Company Option. For a period of 30 days after the receipt by the Company of notice of the Involuntary Transfer in accordance with Section 3.3.1(a) hereof, the Company or its designee shall have the right to purchase all of the Transferred Shares at the purchase price set forth in Section 3.3.4 by delivering written notice, prior to the expiration of such 30-day period, to the Involuntary Transferee, with a copy to SKC and the other Stockholders. The failure of the Company to respond within such 30-day period shall be deemed to be a waiver of the Company's rights under this Section 3.3.2.

                3.3.3. SKC and Investor Options. If the Company does not elect to purchase all of the Transferred Shares owned by the Investors or its Permitted Transferees pursuant to Section 3.3.2, then for a period of sixty (60) days after the receipt by the Stockholders of notice of the Involuntary Transfer of such Transferred Shares in accordance with Section 3.3.1(a) hereof, each of SKC and the Investors shall have the right to purchase that percentage of such Transferred Shares determined by dividing (a) the total number of Shares then owned by SKC (in the case of a purchase by SKC) or the Investors (in the case of a purchase by an Investor) as the case may be, by
      (b) the total number of Shares held by SKC or the Investors in the aggregate, by delivering written notice, prior to the expiration of such 60-day period, to the Involuntary Transferee, with a copy to the Company. If SKC or any Investor as the case may be, does not elect to purchase all of the Transferred Shares that it is entitled to purchase pursuant to this Section 3.3.3, then the other or others, if such other or others elected to purchase all of the Transferred Shares that it is entitled to purchase pursuant to this Section 3.3.3, shall have the right to purchase all of such Transferred Shares not so purchased. The failure of SKC or an Investor, as the case may be, to respond within such 60-day period shall be deemed to be a waiver of its rights under this Section 3.3.3.

                3.3.4. Purchase Price. If the Company, SKC, or an Investor, as the case may be, elects to purchase all of the Transferred Shares, then the Company, SKC, or the Investor, as the case may be, shall purchase the Transferred Shares at a purchase price equal to the Fair Value (as hereinafter defined) thereof. The Fair Value of the Transferred Shares shall be determined by an independent appraiser, which shall be a nationally recognized independent investment banking firm or nationally recognized independent expert experienced in the valuation of corporations. The determination of the appraiser shall be conclusive and binding upon the Company, SKC, and the Investors. If the Company elects to purchase all of the Transferred Shares pursuant to Section 3.3.2, then within five (5) Business Days of such election, the Company shall appoint such appraiser. In the event that the Company does not elect to purchase all of the Transferred Shares, (a) if SKC elects to purchase the Transferred Shares pursuant to Section 3.3.3, then SKC appoint such appraiser within five (5) Business Days of such election and (b) if SKC does not elect to purchase the Transferred Shares that it is entitled to purchase pursuant to Section 3.3.3, then the Investors who elected to purchase the Transferred Shares shall appoint such appraiser within five (5) Business Days of such election. For purposes of this Section 3.3.4, the "Fair Value" of the Transferred Shares means the fair market value of the such Transferred Shares determined by the appraiser based upon all considerations that the appraiser determines to be relevant.

                3.35. Closing. The closing of any purchase under this Section 3.3 shall be held at the principal office of the Company at 11:00 a.m., local time, on the fifth Business Day after delivery of written notice to the Involuntary Transferee in accordance with Section 3.3.2 or Section 3.3.3, as applicable, or at such other time and place as the parties to the transaction may agree.
      At such closing, the Involuntary Transferee shall deliver to the Company, SKC, or the Investor, as the case may be, certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.3, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens, including, without limitation, any Lien arising through the action or inaction of the Involuntary Transferee, and the Involuntary
      Transferee shall so represent and warrant, and shall further represent and warrant that it is the beneficial owner of such Transferred Shares. The Company, SKC, or the Investor, as the case may be, shall deliver to the Involuntary Transferee at the closing payment in full in immediately available funds for such Transferred Shares. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                3.3.6. General. In the event that the provisions of this Section 3.3 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company, SKC, and the Investors shall have the rights specified in Section 3.3 with respect to any transfer by an Involuntary Transferee of such Shares, and each Stockholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of
      Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and the other provisions of this Agreement.

                3.3.7. Issuances of Capital Stock by the Company; Preemptive Right. The Company shall give each of the Stockholders and their respective Affiliates who are Permitted Transferees thirty (30) days' prior written notice of the proposed issuance of any capital stock or any security convertible for or exchangeable into capital stock (each a "New Issuance") (other than capital stock, not in excess of ten percent of the outstanding capital stock, on a fully diluted basis, to be issued in connection with an employee stock option plan that is approved by the Company's Board of Directors, an issuance of capital stock as a stock split or stock dividend, an issuance of capital stock pursuant to the exercise of any option, warrant or convertible security outstanding on the date of this Agreement, an issuance of capital stock pursuant to the exercise of any option, warrant or convertible security issued after the date hereof, or the issuance of capital stock upon the conversion of any share of convertible capital stock outstanding on the date hereof or upon conversion of any share of convertible capital stock subsequently issued in respect of shares of convertible capital stock outstanding on the date hereof). Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the price at which such securities will be issued. By written notice to the Company given within fifteen (15) days of being notified of such New Issuance, each such Stockholder shall be entitled to purchase that percentage of the New Issuance determined by dividing (a) the total number of Shares owned by such Stockholder by (b) the sum of (i) the total number of Shares then owned by all Stockholders participating in such purchase (including such Stockholder's Shares) plus (ii) the total number of shares of Common Stock owned by other stockholders of the Company which have been granted preemptive rights which are similar to those provided to the Stockholders in this Section 3.4 and which are participating in such purchase, whether or not such conversion, exercise or exchange has actually been effective); provided, however, that no Stockholder shall have any right to purchase securities pursuant to this
      Section 3.4 if such securities to this Section 3.4 would be required to be registered under the Securities Act when the securities being issued in the New Issuance would not otherwise be required to be so registered. If any such Stockholder (or any other Person which has been granted preemptive rights which are similar to those provided to the Stockholders in this Section 3.4) does not fully subscribe for the number or amount of shares of capital stock or securities convertible for or exchangeable into capital stock that it is entitled to purchase (or that it would otherwise have been entitled to purchase but for the proviso to the preceding sentence) pursuant to this Section 3.4, then each Stockholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Issuance not so subscribed for, determined by dividing (a) the total number of Shares then owned by such fully participating Stockholder by (b) the total number of Shares then owned by all fully participating Stockholders who elect to purchase shares or other securities pursuant to this Section 3.4 (including such Stockholder's Shares).

      The closing of any purchase pursuant to this Section 3.4 shall be held at the time and place of the closing of, and on the same terms and conditions as, the New Issuance, or at such other time and place as the parties to the transaction may agree.

      4.        Corporate Governance.

                4.1. Director and Observer; Voting. So long as the Rollover Stockholders, together with their Affiliates own in the aggregate Shares representing more than 10% of the outstanding Shares, the Rollover Stockholders shall be entitled to elect one member of the Company's Board of Directors and to designate one individual to attend (whether by person or by telephone) and observe any regular or special meeting of the Company's Board of Directors. The Company's Board of Directors shall be the operative decision making body of the Company and its Subsidiaries. All reasonable out-of-pocket expenses of such director and observer incurred in connection with attending any such meeting shall be paid by the Company. All of the Stockholders agree that all of the Common Stock will be voted and/or stockholder consents provided with respect thereto in order to effect the first sentence of this section and will be voted otherwise in such proportions as to provide voting power to each of the Stockholders (as so directed in writing by such Stockholder) in the same proportion as such Stockholder would have been entitled to vote the Common Stock if all warrants outstanding as of this date of this Agreement had been exercised in full, and each Stockholder hereby irrevocably appoints SK-TPG as its proxy for purposes of voting any shares of Common Stock held by such Stockholder in accordance with these provisions so long as this Agreement is effective; provided, however, that the provisions of this sentence shall terminate and be of no force or effect at such time as a majority of the outstanding shares of Common Stock of the Company are owned, collectively, by the owners of the warrants outstanding as of the date of this Agreement and their assigns; provided, further, that in connection with any merger or sale of assets involving the Company, the Company shall extend to all Stockholders such dissenters' rights as would have been available to an objecting stockholder under applicable Minnesota law. Notwithstanding the preceding sentence, each of Mellon Bank as Trustee of the General Motors Employes Domestic Group Pension Trust (and its successors and assigns to any Shares) and New York Life Insurance Company (and its successor and assigns to any Shares) does not appoint SK-TPG as its proxy but does agree to vote any shares of Common Stock as to which it is entitled to vote in the same manner as a majority of the shares of Common Stock voted by the other Stockholders in accordance with the foregoing so long as the provisions of the preceding sentence remain in effect.

            4.2. Affiliated Transactions. The Company shall not conduct any business or enter into any transaction with or for the benefit of any Stockholder unless the terms of such business or transaction are not materially less favorable to the Company than those that could be obtained in a comparable arm's-length transaction with a non-affiliate and are approved by the Company's Board of Directors after full disclosure thereof. Notwithstanding the foregoing limitation, the Company may enter into any or all of the following:

                4.2.1. The payment of compensation for the personal services of officers, directors and employees, so long as the Company's Board of Directors in good faith shall have approved the terms thereof and deemed the services to be performed for such compensation to be fair consideration therefor.

                4.2.2. The payment of reasonable fees to members of the Board of Directors.

                4.2.3. Indemnities of officers and directors.

      5.        Registration Rights.

                5.1. Right to Include in Initial Public Offering. Each Investor who owns more than 1% of the shares shall be permitted to include their Shares in an Initial Public Offering and subsequent Public Offerings of the Company on the same basis as SKC. Each Investor and SKC agrees that, in connection with each underwritten Public Offering of the Company, Investor or SKC, as applicable, shall not sell or transfer, or offer to sell or transfer, any equity securities of the Company for such period as the managing underwriter of such offering reasonably determines is necessary to effect the underwritten Public Offering not to exceed 120 days.

                5.2. Underwriting Adjustment. If the Initial Public Offering referred to in Section 5.1 involves an underwritten offering, and the Company's managing underwriter shall advise the Company that, in its opinion, the number of Shares that are held by stockholders who have the right to register their Common Stock pursuant to such Initial Public Offering and that are requested to be included in such offering exceeds the number which can be sold in such offering, then the Company will include in such offering, to the extent of the number of Shares which the Company is so advised can be sold in such offering any Shares that each of the Investors proposes to include in such offering pro rata on the basis of the percentage of Shares requested by all stockholders to be included thereby in such offering.

                5.3. Expenses. With respect to any Registration Statement that includes any Shares pursuant to Sections 5.1 and 5.2, the Company shall pay all reasonable expenses (other than underwriting discounts and commissions) whether or not such registration becomes effective.

                5.4. Registration Procedures.

                5.4.1. General. Whenever SKC requests that any shares of Common Stock ("Registrable Shares") be registered pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

                      (a) In connection with the preparation and filing of each registration statement registering Registrable Shares under this Agreement, the Company will give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and the underwriter and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the holders of Registrable Shares in such registration and by their counsel with respect to provisions relating to such holders.

                      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all Registrable Shares covered by such registration statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 or other comparable provisions thereunder, if applicable), and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period.

                      (c) furnish to each holder of Registrable
Shares included in such registration statement, upon request, and the managing underwriter or underwriters, without charge, at least one copy of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including any preliminary prospectus) and any amendments or supplements thereto, as such holder of Registrable Shares or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares being sold by such holder.

                      (d) notify any holder on whose behalf
Registrable Shares are being registered under this Agreement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

                      (e) enter into a written agreement with the managing underwriter or underwriters selected by the Company in such form and containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in the underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Registrable Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Shares. The indemnity provisions of such underwriting agreement shall comply with the provisions of Section 5.4.2.

                     (f) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the holders of Registrable Shares included in such registration statement, the underwriter or underwriters, and their counsel in connection with the registration or qualification of, the Registrable Shares covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Shares covered by the applicable registration statement, provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (f), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction.

                      (g) use its reasonable best efforts to cause all such Registrable Shares included in such registration statement to be listed by the date of the first sale of Registrable Shares pursuant to such registration statement on each securities exchange on which securities issued by the Company are then listed or proposed to be listed, if any.

                      (h) make available for inspection, during normal business hours, by any holder on whose behalf Registrable Shares are being registered under this Agreement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.
Records which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law or regulation. The holder on whose behalf Registrable Shares are being registered under this Agreement agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice, to the extent practicable, to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                      (i) furnish, at the reasonable request of any holder of Registrable Shares sold in such offering, on any date that any Registrable Share is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date from counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such holder, covering such matters with respect to the registration as are customarily covered in the opinions of issuers' counsel delivered to underwriters in connection with underwritten public offerings of securities (including with respect to such registration statement and the prospectus included therein), and
(ii) a letter dated such date from the independent public accountants retained by the Company, addressed to such seller, covering such matters (including information with respect to events subsequent to the date of such financial statements) with respect to the registration (including with respect to such registration statement and the prospectus included therein) in respect of which such letter is being given as are customarily covered in accountant's letters delivered to underwriters in connection with underwritten public offerings of securities.

                      Each holder of Registrable Shares as to which registration is being effected pursuant hereto shall use its best efforts to cooperate with the Company, and the Company may require each seller of Registrable Shares as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                5.4.2. Indemnification.

                       (a) Indemnification by Company. The Company agrees to indemnify and to save and hold harmless each holder of Registrable Shares and any underwriter, the officers, directors and partners and partners of partners, and each person who controls such holder or any such underwriter (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys fees and expenses and reasonable costs of investigation) to which the holder or underwriter or any such other person may be subject, under the Securities Act or otherwise, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares or in any amendment or supplement thereto or in any preliminary prospectus or any other document incident to the registration of Registrable Shares under the Securities Act or the qualification of the Registrable Shares under any state securities laws, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other federal or state securities laws, rules or regulations applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as the same arise out of reliance upon any untrue statement or omission furnished in writing to the Company by such holder (or, if it is an underwritten offering, an underwriter selected by such holders), expressly for use therein. The Company will, pursuant to a separate agreement, agree to indemnify the underwriters thereof, their officers, directors and partners and partners of partners, and each person who controls (within the meaning of the Securities Act) such underwriters (collectively, "Securities Professionals") to the same extent as provided above.

                      (b) Indemnification by Holder of Registrable
Shares. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company in writing such information and affidavits with respect to such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, each of the Company's directors and officers, and each Person who controls the Company (within the meaning of the Securities Act) and, the underwriters, against any losses, claims, damages, liabilities, and expenses arising out of or based on any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with information with respect to such holder furnished in writing to the Company by such holder specifically for use in such registration statement or prospectus or amendment thereof or supplement thereto; provided, however, that the liability of any such holder under this Section 5.4.2 (including, without limitation, subsection (c) below) shall in no event exceed the net proceeds of the sale of Registrable Shares being sold pursuant to said registration statement or prospectus by such holder.

                      (c) Contribution. If the indemnification provided for in this Section 5.4.2 is unavailable to an indemnified under this Section 5.4.2 in respect of any losses, claims, party damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgements (i) as between the Company and such holders on the one hand and the Securities Professionals on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders on the one hand and the Securities Professionals on the other from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company and such holders on the one hand and of the Securities Professionals on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities, expenses or judgements as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders on the one hand and the Securities Professionals on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the Securities Professionals, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company, of each such holder and of the Securities Professionals shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4.2 were determined by pro rata allocation (even if such holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 5.4.2(c), no Securities Professional shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such holder were offered to the public exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(1) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     6. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 21, 1998 (THE "STOCKHOLDERS AGREEMENT"), AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

     7.     Miscellaneous.

            7.1. Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                (a)  if to the Company:

                     Diamond Brands Incorporated
                     1800 Cloquet Boulevard
                     Cloquet, Minnesota  55720
                     Attention:  Chief Executive Officer
                     with a copy to:

                     McDermott, Will & Emery
                     227 West Monroe Street
                     Chicago, Illinois 60606
                     Attn:  Helen R. Friedli, P.C.
                     Fax No.:  (312) 984-3669

                (b)  if to the Rollover Stockholders:

                     Hunter Keith Industries, Inc.
                     5100 IDS Center
                     80 South Eighth Street
                     Attn: Andrew M. Hunter, III
                     Fax No.:  (612) 338-7079

                     with a copy to:

                     Lindquist & Vennum P.L.L.P.
                     4200 IDS Center
                     80 South Eighth Street
                     Minneapolis, MN  55402
                     Attn: Charles P. Moorse
                     Fax No.: (612) 371-3207

                (c)  if to SKC:

                     Seaver Kent & Company LLC
                     3000 Sand Hill Road
                     Building 1-230
                     Menlo Park, CA  94025
                     Attn:  Alexander M. Seaver & Bradley R. Kent
                     Fax No.: (650) 233-9130

                     with a copy to:

                     McDermott, Will & Emery
                     227 West Monroe Street
                     Chicago, Illinois 60606
                     Attn:  Helen R. Friedli, P.C.
                     Fax No.:  (312) 984-3669

                (d) if to any other Stockholder, at its address as it appears on the record books of the Company.

Any party may by notice given in accordance with this Section 8.1 designate another address or person for receipt of notices hereunder.

             7.2.  Amendment and Waiver.

                   (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                   (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by SKC and the parties holding a majority of the remaining Shares hereunder and
      (ii) only in the specific instance and for the specific purpose for which made or given; provided, however, that any such amendment, supplement or modification to this Agreement shall not be effective to withdraw, deny or adversely affect the rights of any Stockholder who has not consented in writing to such amendment, supplement or modification.

            7.3. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

            7.4. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            7.5. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            7.6. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided however that the Existing Stockholders Agreement shall remain in full force and effect except as specifically provided otherwise in this Agreement.

            7.7. Term of Agreement. This Agreement shall become effective upon the Closing of the transactions contemplated by the Recapitalization Agreement among the Company, Seaver Kent - TPG Partners, L.P., Seaver Kent I Parallel, L.P., and each of the owners of equity interests or options to purchase equity interests in the Company, dated March 3, 1998, and shall terminate upon the date upon which the Commission declares effective the Registration Statement relating to the Initial Public Offering; provided, however, that the provisions of
Section 5 shall terminate on the second anniversary of the date upon which the Commission declares effective the Registration Statement relating to the Initial Public Offering and the provisions of Section 5.4.2 shall not terminate.

            7.8. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED
ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW THEREOF.

            7.10. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            7.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

            7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.


                           *      *      *

      IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

                          DIAMOND BRANDS INCORPORATED


                          By:___________________________________
                               Name:____________________________
                               Title:___________________________


                          SEAVER KENT - TPG PARTNERS, L.P.


                          By:___________________________________
                               Name:____________________________
                               Title:___________________________


                          SEAVER KENT I PARALLEL, L.P.


                           By:__________________________________
                               Name:____________________________
                               Title:___________________________




                          ______________________________________
                          Naresh K. Nakra

                          ROLLOVER STOCKHOLDERS:

                          Randall D. Barry
                          Stewart M. Barry
                          Walter R. Barry, Jr.
                          Walter R. Barry III
                          Andrew M. Hunter III
                          Ashley L. Hunter 1993 Trust, John L.
                            Morrison and Robert W. Horstman, Co-Trustees
                          Jocelyn W. Hunter 1997 Trust,
                            John L. Morrison and Robert W. Horstman,
                              Co-Trustees
                          Lacey M. Hunter 1995, Trust,
                            John L. Morrison and Robert W. Horstman,
                              Co-Trustees
                          Laura Elizabeth Keith
                          Michele R. Keith
                          Robert J. Keith, Jr.
                          Robert J. Keith, Jr. 1997 Irrevocable
                            Annuity Trust,
                            Robert J. Keith, Jr. and Robert W. Horstman,
                              Co-Trustees
                          Robert J. Keith III
                          Christopher A. Mathews
                          Alan S. McDowell
                          Jeffrey M. McDowell
                          Whitney W. McDowell
                          Dawn Ekstrom Michael
                          Edward A. Michael
                          John L. Morrison
                          John F. Young
                          Richard Campbell
                          Thomas Knuesel
                          John Beach


                          By:___________________________________
                               Andrew M. Hunter, III
                               as Shareholders Representative

                          OTHER INVESTORS

                          NEW YORK LIFE INSURANCE COMPANY


                          BY:___________________________________
                          Its:__________________________________


                          MELLON BANK AS TRUSTEE FOR THE GENERAL
                          MOTORS EMPLOYES DOMESTIC GROUP PENSION
                          TRUST


                          BY:___________________________________
                          Its:__________________________________



                          ______________________________________
                          Richard Campbell


                          ______________________________________
                          Christopher Mathews


                          ______________________________________
                          John Young


                          ______________________________________
                          Thomas Knuesel


                          ______________________________________
                          John Beach

                                                           Exhibit A
                                                           ---------


Rollover Stockholders:

Randall D. Barry
Stewart M. Barry
Walter R. Barry, Jr.
Walter R. Barry III
Andrew M. Hunter III
Ashley L. Hunter 1993 Trust, John L.
  Morrison and Robert W. Horstman, Co-Trustees
Jocelyn W. Hunter 1997 Trust,
  John L. Morrison and Robert W. Horstman, Co-Trustees
Lacey M. Hunter 1995, Trust,
  John L. Morrison and Robert W. Horstman, Co-Trustees
Laura Elizabeth Keith
Michele R. Keith
Robert J. Keith, Jr.
Robert J. Keith, Jr. 1997 Irrevocable Annuity Trust,
  Robert J. Keith, Jr. and Robert W. Horstman, Co-Trustees
Robert J. Keith III
Christopher A. Mathews
Alan S. McDowell
Jeffrey M. McDowell
Whitney W. McDowell
Dawn Ekstrom Michael
Edward A. Michael
John L. Morrison
John F. Young
Richard Campbell
Thomas Knuesel
John Beach

                                                           Exhibit B
                                                           ---------


                           Other Investors
                           ---------------

New York Life Insurance Company

Mellon Bank as Trustee for the
 General Motors Employes Domestic
 Group Pension Trust

Richard Campbell

Christopher Mathews

John Young

Thomas Knuesel

John Beach